SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant   [   ]

Filed by a Party other than the Registrant [ X  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

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[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)
240.14a-12

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

               Harrah's Entertainment, Inc.
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    (Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the
Registrant):  Hotel Employees & Restaurant Employees
International Union

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

Hotel Employees and Restaurant
Employees International Union ("HERE")
Research Department
1219 28th Street, N.W.
Washington, D.C. 20007
tel. (202) 393-4373
fax (202) 333-6049

Date first mailed: March 21st, 1997

SHAREHOLDER SOLICITATION FOR PROPOSAL
AGAINST MANAGEMENT'S POISON PILL
at
Harrah's Entertainment Inc.
Annual Stockholders Meeting
April 25, 1997 11:00 a.m.
Winegardner Auditorium Dixon Gallery and Gardens
4339 Park Avenue
Memphis, Tennessee

Dear Fellow Harrah's Shareholder:

     This is to alert you to an upcoming vote on our shareholder proposal to rescind the Company's poison pill which the board of directors adopted in July 1996.

     We will make the following proposal ("The Anti-Poison Pill
By-law") at the shareholders meeting:

RESOLVED: The Shareholders of Harrah's Entertainment, Inc.
("Company") hereby exercise their right to amend the by-laws of the Company under Section 109 of the Corporation Law of Delaware to add the following Section 7 to Article V:

Section 7 Poison Pills. The Company shall not adopt or maintain a "poison pill", shareholder rights plan, rights agreement or any other form of "poison pill" which is designed to or has the effect of making acquisition of large holdings of the Company's shares of stock more difficult or expensive (such as the July 19th, 1996 "Rights Agreement"), unless such plan is first approved by A MAJORITY shareholder vote. The Company shall redeem any such rights now in effect. The affirmative vote of a majority of shares voted shall suffice to approve such a plan. This Section shall be effective immediately and automatically as of the date it is approved by the shareholders. Notwithstanding any provision of these by-laws, this Section may not be amended, altered, deleted or modified in any way by the Board of Directors without prior shareholder approval.

     In July 1996, the Company's Board of Directors adopted a so-called "shareholder rights plan" which replaced an existing rights plan that expired on October 5, 1996. These rights are a type of corporate anti-takeover device commonly known as a "poison pill."

     Under its terms, one right was declared for each common share outstanding. Each right entitles shareholders to purchase, under certain conditions, one two-hundredth of a share of the Company's Series A Special Stock of the Company at a purchase price of $130. The rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company's outstanding common stock or has announced or has commenced a tender offer upon consummation of which such person or group would own 15% or more of the Company's outstanding common stock. Rights held by the 15% holder will become void. The rights will expire on October 5, 2006 , unless earlier redeemed by the Board at one cent per right.

     The Company's Shareholder Rights Plan is a powerful anti-takeover device which effectively prevents a change in control of the Company without the approval of the board of directors.

     Triggering the poison pill affects the bidder by "causing substantial dilution to a Person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors."FN1

<FN1> Harrah's Entertainment, Inc., SEC Form 8-A, September 16,
1996.

     We feel the poison pill forces potential investors to negotiate acquisitions with management, instead of making their offer directly to shareholders.

     In 1996, according to the Investor Responsibility Research Center, shareholder support for proposals opposing pills increased to 53.4%, the highest support of any issue that proxy season. Such proposals received eight majority votes in 1996:
Weyerhauser, Rite Aid, Fleming, Supervalu, Rowan, Baker Hughes, Wellman, and Consolidated Natural Gas.

     In our view, the market for Harrah's stock should not be artificially restricted by management. We believe that shareholders should be able to decide for themselves whether to accept an offer for their stock without interference in the form of a poison pill.

We urge you to VOTE FOR this proposal.

VOTING PROCEDURE AND VOTING RIGHTS

     We have asked management to include this proposal in its upcoming proxy statement and proxy card, but do not know whether it will do so. Our card (enclosed) grants us no discretionary authority to vote on matters not listed. Where no voting instructions are given on our card, the shares represented by the proxy will be voted for Proposals 1,2, AND 3.

     This proposal calls for an amendment to the Company's
By-laws which according to the Company's Certificate of Incorporation requires "an affirmative vote of at least 75% of the votes entitled to vote generally in the election of directors, voting together as a single class."

     Only holders of record of shares of Common Stock as of the close of business on March 4th, 1997 (the "Annual Meeting Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting.
The presence, either in person or by properly executed proxy, of a majority of the shares of Common Stock outstanding on the Annual Meeting Record Date will constitute a quorum and such quorum is necessary to permit action to be taken by the stockholders at such meeting.

     You may revoke a proxy vote any time before the tally by (1) executing a later proxy card; (2) appearing at the meeting to vote; or (3) delivering the proxyholder or the Company's Secretary written notice of revocation prior to the date of the meeting. The Company's headquarters is at 1023 Cherry Road, Memphis, TN 38117.

     We will keep the content of all cards we receive confidential from everyone except staff employed directly by HERE and involved in our solicitation. No affiliated HERE local unions nor their staff will have access to cards received. At the meeting our cards must be presented to the company's tabulator in order to be counted. The record date is March 4, 1997. As of that date there were 102,756,865 shares of Common Stock outstanding. There are no other classes of stock.

SOLICITATION

     The participants in this solicitation are the Hotel Employees & Restaurant Employees International Union and its staff (not owners themselves). The Union owns 110 shares of company common stock, acquired on December 2, 1996. We expect to spend about $10,000 on the solicitation. We will not employ an outside solicitation firm. Solicitation will be done by phone, fax, letter, and personal interview by our staff, who will not receive additional compensation therefor. Our local unions have collective bargaining agreements in place with Harrah's hotels in Las Vegas and Atlantic City, and no labor dispute with the Company. The collective bargaining agreement in Las Vegas expires in May of 1997. Negotiations for this agreement will commence shortly. The Atlantic City labor agreement expires in September of 1999. Other Harrah's Entertainment properties are non-Union but none is the subject of a current organizing campaign by HERE.

LEGAL DISCUSSION

      While HERE believes that the Anti-Poison Pill By-law is valid, we recognize that the Delaware courts have not considered the validity of it or any similar by-law and, therefore, have not resolved the extent to which stockholder-adopted by-laws may limit the authority of a board of directors to oppose, or to adopt or employ defensive measures against, takeover bids. Accordingly, it is uncertain whether the Anti-Poison Pill By-law would survive a Delaware court challenge. However, there is some support for the validity of the Anti-Poison Pill By-law in a recent Oklahoma Federal Court decision involving an Oklahoma corporation. The court required a corporation to include in its proxy statement for its 1997 annual shareholders meeting a proposal to adopt a by-law requiring the board of directors to redeem the existing poison pill and to submit any successor poison pill to a shareholder vote. IBTGF v. Fleming Companies, Inc., No.Civ-96-1650 - A (1997). This decision is not binding on Delaware courts.


     HERE believes that Section 109 of the Delaware General Corporation Law authorizes the enactment of the Anti-Poison Pill By-law. Section 109(a) gives stockholders the power to "adopt, amend or repeal By-laws." Section 109(b) states: "The by-laws may contain any provision, not inconsistent with law or with the certificate of incorporation, relating to the business of the corporation, the conduct of its affairs, and its rights or powers OR THE RIGHTS OR POWERS OF ITS STOCKHOLDERS, DIRECTORS, officers or employees" (emphasis added). In a review of the Delaware General Corporation Law, the Certificate of Incorporation and By-laws, HERE has not discovered any provisions that bar stockholders from adopting the Anti-Poison Pill By-law. We believe that Section 141(a) of the Delaware General Corporation Law does not bar the adoption of the Anti-Poison Pill By-law. That section states: "The business and affairs of every corporation organized under this chapter shall be managed by or under the direction of a board of directors, EXCEPT AS MAY BE OTHERWISE PROVIDED IN THIS CHAPTER or in its certificate of incorporation" (emphasis added). HERE believes that the adoption of the Anti-Poison Pill By-law is not inconsistent with Section 141(a) for two reasons. First, if Section 141(a) is read as granting the board of directors exclusive authority over the business and affairs of the corporation, that grant is qualified by the phrase "except as may be otherwise provided in this chapter or in its certificate of incorporation." The savings clause leaves room for the grant of authority in Section 109 for stockholders to adopt by-laws, such as the Anti-Poison Pill By-law, which relate to the rights and powers of stockholders and directors. Second, HERE believes that any reading of Section 141(a) that invalidated the Anti-Poison Pill By-law would make meaningless Section 109's broad grant of authority for stockholders to adopt by-laws relating to the rights or powers of stockholders and directors.

     HERE also believes that the Anti-Poison Pill By-law does not conflict with Delaware case law dealing with the fiduciary duties of boards of directors. In certain cases, courts interpreting Delaware law have, on the basis of particular facts presented, upheld reasonable defensive measures adopted by directors who, in good faith and upon reasonable investigation, believed that a hostile offer posed a danger to corporate policy and effectiveness, even though a majority of the stockholders may have tendered their shares. HERE believes that these cases do not support invalidating the Anti-Poison Pill By-law because in none of those cases was the board's discretion limited by a by-law previously adopted by stockholders pursuant to their powers under Section 109, nor did the court consider the stockholders' authority to adopt such a by-law. HERE believes it is inherent in the Delaware scheme of corporate law that while the board is entitled to exercise its judgment in responding to a tender offer or other takeover bid, its judgment must be exercised within the framework of statutes, charter provisions and by-laws which in certain instances limit the actions that directors may take even when the directors believe that their chosen course of action is in the best interests of stockholders.



SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE
OFFICERS/EXECUTIVE COMPENSATION/ELECTION OF DIRECTORS

      We incorporate herein by reference the information contained on these subjects in management's 1997 proxy statement.

Copies are available upon request by contacting us at the number and address above.

SHAREHOLDER PROPOSALS FOR 1998 MEETING

     Certain shareholders have the right under SEC Rule 14a-8 to submit proposals for inclusion in management's proxy statement.
The deadline for submitting such proposals to management for the 1998 meeting is November 14, 1997.

PLEASE VOTE FOR THE PROPOSAL TO RESCIND THE POISON PILL.


H.E.R.E. PROXY CARD FOR THE
HARRAH'S ENTERTAINMENT, INC.
1997 ANNUAL MEETING OF STOCKHOLDERS

PLEASE SIGN THIS PROXY CARD ON THE REVERSE SIDE

     The undersigned shareholder in Harrah's Entertainment Inc. hereby appoints Matthew S. Walker (HERE Research Director) with full power of substitution, for and in the name of the undersigned to represent and to vote, as designated below, all shares of Common Stock of Harrah's Entertainment Inc. that the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of Harrah's Entertainment to be held on April 25th 1997 at 11 AM (local time) and at any adjournment, postponement, or rescheduling thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The undersigned grants no discretionary authority to vote on matters not listed here.

H.E.R.E. RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ANTI-POISON
PILL BY-LAW (PROPOSAL #1)







1.  Proposal to amend the by-laws to redeem the Company's "POISON
PILL" and require prior approval by a majority stockholder vote for adoption of any such "POISON PILL" in the future.

FOR /      /          AGAINST /      /          ABSTAIN /      /

2.  Election of Class I directors for three-year terms expiring at the 2000 Annual Meeting.
FOR all nominees listed below /      /
WITHHOLD AUTHORITY to vote for all nominees listed below /      /


*EXCEPTIONS /      /
NOMINEES: Joe M. Henson, R. Brad Martin and Eddie N. Williams
*Exceptions:
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided. IF AUTHORITY TO VOTE FOR ANY NOMINEE IS NOT WITHHELD, THIS SIGNED PROXY WILL BE DEEMED TO GRANT AUTHORITY
TO VOTE FOR THE NOMINEE.)                    (SEE REVERSE SIDE)


3. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for Harrah's Entertainment, Inc.
for the year 1997.

    FOR /      /      AGAINST /      /      ABSTAIN /      /

WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY
THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.

Joint owners should each sign. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _______________________________________, 1997

Signature _______________________________________      Signature
_______________________________________

Name/Title (Print) _______________________________________

Address
_________________________________________________________________
________________________________

Phone No. _______________________________________      Fax No.
_______________________________________

# Of Shares _______________________________________


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.



1 1 Harrah's Entertainment, Inc., SEC Form 8-A, September 16,
1996.